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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 19, 2003

                             MIV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                     000-30453                  n/a
    (State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)                  File Number)         Identification No.)

         1-8765 ASH STREET, VANCOUVER, B.C., CANADA               V6P 6T3
          (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (604) 301-9545

                                       n/a
          (Former name or former address, if changes since last report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

                                Legal Proceedings
                                -----------------

On November 18, 2003, John Ma, a former consultant with the Company's partially owned subsidiary, M-I Vascular Innovations, Inc. ("Vascular") filed a Writ and Statement of Claim in the Supreme Court of British Columbia against the Company, its Chief Executive Officer and President, Allan P. Lindsay, and against Vascular, seeking specific performance of a share exchange to receive 3,192,399 shares of the Company in exchange for 3,192,399 shares in Vascular, or alternatively, damages.

On April 1, 2003, the parties attended a court hearing in chambers on an application to dismiss the action against Mr. Lindsay on the basis that the action was vexatious and disclosed no reasonable claim against Mr. Lindsay. The Company was successful and on April 1, 2003 the Honourable Madam Justice Kirkpatrick, who presided over the hearing, granted the relief sought and dismissed the claim against the C.E.O. of the Company, Mr. Lindsay.

The Company and Vascular attended a court hearing in chambers on April 16, 17, and 25, 2003 on a summary trial application by the Plaintiff John Ma for an Order for a declaration that Ma is entitled to an exchange of 3,192,399 common shares of Vascular for 3,192,399 common shares of the Company pursuant to a Settlement Agreement entered into on September 14, 2001.

The Honourable Mr. Justice Lowry, who presided over the summary trial, pronounced judgment on May 20, 2003, granting the summary relief that was requested by Ma at the summary trial, and ordering the Company and Vascular to perform the share exchange (the "Judgment"). The Company has appealed the decision to the British Columbia Court of Appeal and anticipates that the appeal will be heard within the next 12 months.

The final terms of the Order of the Judgment of Mr. Justice Lowry have not yet been settled and the Company anticipates that the Order will be settled at a court hearing in chambers some time in July, 2003.

On May 16, 2002, the Company delivered a Take-Over Bid Circular (the "Circular") to John Ma, offering to exchange Ma's common shares in Vascular for shares in the Company pursuant to British Columbia securities laws and regulations. In late May, 2003, after the Judgment was received, the Company asked Ma to submit his Vascular share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the Judgment and exchange Mr. Ma's shares in accordance with British Columbia securities laws and regulations. Mr. Ma refused to submit his share certificates, and to date the Company has not completed a share exchange of Ma's 3,192,399 Vascular shares.

In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute Ma's entitlement to the 3,192,399 Vascular shares and any Company shares that Ma may receive pursuant to court order.

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                                      Other
                                      -----

On May 27, 2003, the Company issued 2,685,047 shares to 39 U.S. and Overseas shareholders in accordance with the Share Exchange Agreement between the Company and M-I Vascular Innovations, Inc. dated April 25, 2001, and filed as an Exhibit to the Company's current report on Form 8-K, dated May 30, 2001. The shares of the Company were exchanged on a one for one basis for shares of M-I Vascular Innovations.

The share exchange to U.S. shareholders was done in accordance with Regulation D, Rule 506 of the Securities Act of 1933, as amended. A Form D was filed with the Securities and Exchange Commission and with the twelve States where the Securities were offered.

On June 12, 2003, the Company issued 1,398,411 shares to 27 Canadian shareholders to fulfill the Company's obligations under the terms of the abovementioned Share Exchange Agreement.

The share exchange to Canadian shareholders was done in accordance with Regulation S of the Securities Act of 1933, as amended. The share exchange for British Columbia residents was done in accordance with the British Columbia Securities Act Take-Over Bid Regulations. A Take-Over Bid Circular was filed with the B.C. Securities Commission pursuant to the BC Securities Act.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated June 19, 2003:  MIV Therapeutics, Inc.
                  Completes Share Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.



/s/ Pat McGowan
----------------------
Pat McGowan
CFO